UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/27/2006

RUBINCON VENTURES INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-29429

DE	510388133
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Rubincon Ventures Inc.
1313 East Maple Street, Suite 223
Bellingham, WA 98225
(Address of principal executive offices, including zip code)

(360)-685-4240
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 8.01.    Other Events

On March 16, 2006, Rubincon Ventures Inc. ("RVI") entered into a Non-binding Letter of Intent for Proposed Transaction ("LOI") with API Electronics Group Corp., an Ontario corporation ("API") (OTBB: AEGCF) for a business combination, through a to-be-formed wholly-owned Ontario subsidiary of RVI ("MergerSub"). Under the LOI, it is anticipated that RVI, MergerSub and API will enter into a Combination Agreement ("Combination Agreement") pursuant to which MergerSub and API will apply to an appropriate Ontario court (the "Court") for an interim order calling an API stockholder meeting for the purpose of approving a Plan of Arrangement and later a final order of such court approving the Plan of Arrangement (the "Final Approval"). The Plan of Arrangement will provide for the amalgamation of API and MergerSub. In such amalgamation MergerSub will issue for each share of API common stock outstanding ten (10) shares of MergerSub stock, which stock shall be exchangeable on a one for one basis for RVI common stock (the "Exchangeable Shares"). Although the Exchangeable Shares will be issued by MergerSub, the parties anticipate entering into appropriate agreements so that each Exchangeable Share is the economic equivalent of owning one share of RVI common stock for most purposes. In connection with any exercise by a holder of Exchangeable Shares of the exchange right, it is anticipated that RVI will also have the right to purchase the Exchangeable Shares directly from the shareholder requesting the exchange using a like number of shares of RVI common stock.

The contemplated transactions are subject to due diligence satisfactory to the parties and the parties agreeing to, executing and delivering definitive agreements necessary to achieve Final Approval and the issuance of the Exchangeable Shares.

Upon Final Approval, the officers and directors of API will become the officers and directors of RVI, and Donald Wright shall remain a director of RVI and the name of RVI will be changed to a name selected by API.

Assuming execution of definitive agreements and subject to the other closing conditions, the parties have agreed to cause Final Approval to occur as soon as practicable.

The closing of the contemplated transactions are further subject to various customary closing conditions, including without limitation, each of API and RVI receiving all required corporate, governmental and third party consents and approvals to the contemplated transactions.    API and RVI also anticipate, under the terms of the LOI, filing a joint management information circular and proxy statement of API and RVI (the "Joint Proxy Statement") and a registration statement on Form S-1 with the U.S. Securities and Exchange Commission ("SEC"), which registration statement will, among other things, register the RVI common stock issueable upon conversion of the Exchangeable Shares, and cause such Joint Proxy Statement to be approved for distribution by the SEC and such registration statement to be declared effective prior to Final Approval.

The description set forth herein of the terms and conditions of the LOI is qualified in its entirety by reference to the full text of the LOI, which is filed with this report as Exhibit 99.1 and incorporated by reference into this Item 8.01.

On March 27, 2006, RVI and API issued a press release announcing the LOI. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

This report contains statements about the future, sometimes referred to as "forward--looking" statements. Forward-looking statements are typically identified by the use of the words "believe," "may," "should," "expect," "anticipate," "estimate," "project," "propose," "plan," "intend" and similar words and expressions. Forward--looking statements are not guarantees of completion of proposed transactions, availability of tax-free treatment, or similar matters. Forward--looking statements are subject to risks and uncertainties outside RVI's control. Actual events or results may differ materially from the forward--looking statements. For a discussion of additional contingencies and uncertainties to which information respecting future events is subject, see RVI's other SEC reports.

Item 9.01.    Financial Statements and Exhibits

EX-99.1    Non-binding Letter of Intent
EX-99.2    Press Release

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUBINCON VENTURES INC.

Date: March 28, 2006	By:	/s/ Guy Peckham
Guy Peckham
President

Exhibit Index

Exhibit No.	Description
EX-99.1	Letter of Intent
EX-99.2	Press Release